Exhibit (h)(3)

                              SUBLICENSE AGREEMENT

        This Sublicense Agreement (the "AGREEMENT") is entered into as of ________, 2006, by and between Van Eck Associates Corporation, a Delaware corporation with offices at 99 Park Avenue, New York, New York 10016 ("VAN ECK"), and Market Vectors ETF Trust(the "LICENSEE").

        WHEREAS, Van Eck, through licenses with index providers (each an "INDEX PROVIDER"), has the right to license the indexes, trademarks and service marks (the "INDEXES AND MARKS") listed in Schedule A, for use in connection with the exchange-traded fund products listed in Exhibit A (the "PRODUCTS"); and further

        WHEREAS, Licensee desires to use the Indexes and Marks in connection with the distribution of the Products and Van Eck is willing to grant Licensee a license for such use.

        NOW, THEREFORE, in consideration of the premises and the mutual promises hereinafter set forth, and for good and valuable consideration set forth in the Agreement, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

        1. GRANT OF LICENSE. Van Eck grants Licensee a non-exclusive, non-transferable right and license to use and refer to the Indexes and Marks in connection with the creation, issuance, trading and marketing of the Products pursuant to the terms and conditions of this Agreement.

        2. OWNERSHIP AND VALIDITY. Licensee acknowledges Index Providers' ownership of the entire right, title and interest in and to the Indexes and Marks and Licensee's use shall inure to the sole benefit of the applicable Index Provider.

        3. OBLIGATION. The Sub-Licensee acknowledges that it has received and read a copy of the License Agreement and agreed to be bound by the provisions thereto other than the obligations to pay fees, which shall be paid by the Licensor.

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        4. TERM.  This  Agreement  shall become  effective upon the execution of this Agreement by both parties and remain in effect unless terminated by either party as provided herein.

        5. TERMINATION. Licensee may terminate this Agreement upon sixty (60) days' prior written notice to Van Eck. Van Eck may terminate this Agreement upon sixty (60) days' prior written notice to Licensee or immediately upon Licensee's breach of this Agreement.

        6. ENTIRE AGREEMENT. This Agreement sets forth the entire Agreement and the understanding between the parties. No modification or amendment of this Agreement shall be valid or binding unless made in writing and signed on behalf of the parties by their duly authorized officers or representatives.

        7. EXECUTION. This Agreement may be executed simultaneously with any number of counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

        8. GENERAL PROVISIONS.

        (a) A party may not assign this Agreement and/or any of its rights and/or obligations hereunder, except to an affiliate or successor in interest, without the prior written consent of the other party, and any attempted assignment by a party requiring the

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consent of the other  party  which is made by the  assigning  party  without the other party's prior consent shall be null and void.

        (b) No change in, addition to or waiver of any of the provisions of this Agreement shall be binding upon either party unless in writing signed by an authorized representative of such party. No waiver by either party of any breach by the other party of any of the provisions of this Agreement shall be construed as a waiver of that or any other provision on any other occasion.

        (c)     This   Agreement   shall  be  governed  by,  and  construed  and
interpreted in accordance with, the laws of the State of New York, without regard to its conflict of law provisions.

        (d) In the event any one or more of the provisions of this Agreement shall be determined by a court of competent jurisdiction to be invalid, illegal or unenforceable, the remaining provisions of this Agreement shall remain in effect and the Agreement shall be read as though the offending provision had not been written or as the provision shall be determined by such court to be read.

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        IN WITNESS  WHEREOF,  Van Eck and Licensee have caused this Agreement to be duly executed on their behalf in the manner legally binding upon them.

                                       VAN ECK ASSOCIATES CORPORATION



                                       Signature:  _________________________
                                       By:

                                       Title:

                                       MARKET VECTORS ETF TRUST


                                       Signature: ________________________
                                       By;

                                       Title:

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                                    EXHIBIT A
                                    ---------

                         Market Vectors--Gold Miners ETF


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                                   SCHEDULE A
                                   ----------